LightPath Technologies Schedules Third Quarter Conference Call

Third Quarter Conference Call Scheduled for May 10th at 4:00 PM ET

ORLANDO, Fla., April 26, 2012 /PRNewswire/ -- LightPath Technologies, Inc. (NASDAQ: LPTH) (the "Company", "LightPath" or "we"), a global manufacturer, distributor and integrator of proprietary optical components and assemblies, announced today it will host a conference call to discuss the Company's financial and operational results for the fiscal third quarter ended March 31, 2012. Details of the call are as follows:

(Logo: http://photos.prnewswire.com/prnh/20120202/FL45310LOGO )

Date: Thursday, May 10, 2012

Time: 4:00 PM (ET)

Dial-in Number: 1-877-317-6789

International Dial-in Number: 1-412-317-6789

Webcast http://www.videonewswire.com/event.asp?id=86946

Participants are recommended to dial-in approximately 5 to 10 minutes prior to the start of the call. A replay of the call will be available approximately one hour after completion through, May 17, 2012. To listen to the replay, dial 1-877-344-7529 (within the U.S.) and 1-412-317-1088 (international calls), and enter conference ID # 10009790.

About LightPath Technologies

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. The Company's products are used in various markets, including industrial, medical, defense, test & measurement and telecommunications. LightPath has a strong patent portfolio that has been granted or licensed to us in these fields. For more information, visit www.lightpath.com.

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, the Company does not have any intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

GRADIUM® is a registered trademark of LightPath Technologies.

Contact:	Dorothy Cipolla, CFO	OR:	Brett Maas, Managing Partner
	LightPath Technologies, Inc.		Hayden IR
	Tel: 407-382-4003 x305		Tel: 646-536-7331
	Email: dcipolla@lightpath.com		Email: Brett@haydenir.com
	Web: www.lightpath.com		Web: www.haydenir.com